Filed Pursuant to Rule 424(b)(5)

Registration No. 333-208800

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 20, 2016)

   5,600,000 Shares

Corium International, Inc.

Common Stock

We are offering 5,600,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is quoted on The Nasdaq Global Market under the symbol “CORI.” On May 24, 2017, the last reported sales price for our common stock was $6.87 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, we may have elected to comply with certain reduced public company reporting requirements.

An investment in our common stock involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$6.250	$35,000,000
Underwriting Discounts and Commissions(1)	$0.375	$2,100,000
Proceeds to Corium International, Inc. (before expenses)	$5.875	$32,900,000

(1)	See “Underwriting” beginning on page S-21 of this prospectus supplement for additional information regarding the compensation payable to the underwriters.

Delivery of the shares of common stock is expected to be made on or about May 31, 2017. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 840,000 shares of our common stock. If the underwriters exercises the option in full, the total underwriting discounts and commissions payable by us will be $2,415,000, and the total proceeds to us, before expenses, will be $37,835,000.

Sole Book-Running Manager

Jefferies

Lead Manager

Guggenheim Securities

Co-Managers

Needham & Company	FBR	H.C. Wainwright & Co.	WBB Securities

Prospectus Supplement dated May 25, 2017

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, as well as the additional information described in this prospectus supplement under “Where You Can Find More Information.” This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. However, if any statement in one of these documents is inconsistent with a statement in another document with a later date that is incorporated by reference herein, the statement in the document having the later date modifies and supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we authorize to be distributed to you in connection with this offering. Neither we nor the underwriters have authorized any other person to provide you with any information or make any representation that is different. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us or the underwriters. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

In this prospectus supplement and accompanying prospectus, unless the context otherwise requires, the terms “Corium,” the “Company,” “we,” “us,” and “our” refer to Corium International, Inc., a Delaware corporation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all the information you should consider before you invest in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference, including “Risk Factors,” the financial statements, and related notes, and the other information that we incorporate by reference herein and therein.

Company Overview

We are a commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage our broad experience with advanced transdermal and transmucosal delivery systems. We have multiple proprietary programs in preclinical and clinical development focusing primarily on the treatment of neurological disorders, with two lead programs in Alzheimer’s disease. We have developed and are the sole commercial manufacturer of seven prescription drug and consumer products for our marketing partners. We have two proprietary transdermal platforms: Corplex™ for small molecules and MicroCor®, a biodegradable microstructure technology for small molecules and biologics, including vaccines, peptides and proteins.  Our late-stage pipeline includes a contraceptive patch co-developed with Agile Therapeutics, or Agile, that recently completed Phase 3 trials, and additional transdermal products that are being developed with other partners.

Transdermal drug delivery is the transport of drugs through the skin for absorption into the body. We believe our platforms offer significant competitive advantages over competing transdermal approaches. Corplex and MicroCor are designed to be adapted broadly for use in multiple drug categories and indications. We use our Corplex technology to create advanced transdermal and transmucosal systems for small molecules that:

■	utilize less of the active ingredient while achieving the same or better therapeutic effect,
■	can deliver an active ingredient over a more prolonged period of time, resulting in less frequent dosing,
■	can adhere well to either wet or dry surfaces, and
■	can hold additional ingredients required to aid the diffusion of low‑solubility molecules through the skin without losing adhesion.

Our MicroCor technology is a biodegradable microstructure system currently in development that enables the painless and convenient delivery of biologics that otherwise must be delivered via injection.

We have built significant know-how and experience in the development, scale-up and manufacture of complex specialty products, and have formed relationships with our partners that include both the development of new product formulations and our manufacture of the resulting products. Our partners include Mayne Pharma Inc., or Mayne, The Procter & Gamble Company, or P&G, Agile, and Aequus Pharmaceuticals, Inc., or Aequus, as well as several other multinational pharmaceutical companies. All of our current commercial products are distributed, promoted and marketed by our partners.

The following table identifies: (1) products we have developed that are marketed by our partners, (2) products we have developed with our partners that are in clinical trials and that our partners have permitted us to disclose, (3) products in our proprietary pipeline, and (4) products currently awaiting Food and Drug Administration, or FDA, approval.

Partner	Product/Candidate	Application	Status
Mayne	Clonidine TDS	Hypertension	Marketed
Mayne	Fentanyl TDS	Pain	Marketed
P&G	Crest Whitestrips (5 Products)	Teeth Whitening	Marketed
Agile	Twirla	Contraception	Phase 3 Completed
Self-funded	MicroCor hPTH(1-34)	Osteoporosis	Phase 2a Completed
Self-funded	Donepezil TDS	Alzheimer's	Pilot BE Completed
Self-funded	Memantine TDS	Alzheimer's	Phase 1
Aequus	Aripiprazole TDS	Psychiatric Disorders	Phase 1
Self-funded	Ropinirole TDS	Parkinson's	Preclinical
Self-funded	MicroCor Zolmitriptan	Migraine	Preclinical
Mayne	ANDA	Motion Sickness	ANDA Filed

In August 2016, Mayne acquired the Clonidine Transdermal Delivery System, or TDS, and the product-related agreements from Teva Pharmaceuticals USA, Inc., or Teva, as a result of a Federal Trade Commission, or FTC, consent order in which Teva agreed to divest the product in connection with Teva’s acquisition of the generic business of Allergan, plc. Mayne currently sells Clonidine TDS throughout the United States. The product was originally developed in 2004, with Barr Laboratories, Inc., or Barr, and was commercially launched in 2010 by Barr’s successor, Teva.

In March 2017, Par, which was acquired by Endo Pharmaceuticals in September 2015, transferred the commercial rights to the Fentanyl TDS product to Mayne. Par had originally acquired the product as a result of an FTC-mandated divestiture of Fentanyl TDS from Actavis Inc., or Actavis, in connection with the merger of Actavis with Watson Pharmaceuticals, Inc. Mayne currently sells Fentanyl TDS throughout the United States. We began the development of Fentanyl TDS with Abrika LLLP in May 2002, and Abrika was subsequently acquired by Actavis in 2007. Actavis commercially launched Fentanyl TDS in 2007.

Our partnership with P&G began in 2005 with the development of the various products under the Crest® Whitestrips label, the first of which P&G commercially launched in 2009. P&G currently sells Crest Whitestrips products in North America and internationally.

In addition to commercialized products, we have a number of product candidates in late stages of development. One of these products is Twirla, which is an investigational combination hormonal contraceptive transdermal patch designed to deliver two hormones, ethinyl estradiol and levonorgestrel, at levels comparable to low-dose oral contraceptives over seven days. In January 2017, Agile announced top-line data from a completed Phase 3 clinical trial that it had initiated after receipt of a Complete Response Letter from the FDA in connection with its previous New Drug Application, or NDA, filing. Based on these data and other information relating to the manufacture of Twirla, Agile plans to resubmit its NDA by the end of the first half of calendar 2017 and has indicated that, assuming a six-month review, FDA approval for Twirla is possible by the end of calendar 2017. We are the exclusive manufacturer of this product for Agile.

We are developing several additional products utilizing our proprietary technologies that we advanced into human clinical trials during 2015 and 2016. Our two lead central nervous system product candidates are for the transdermal treatment of Alzheimer’s disease and incorporate the two most commonly-prescribed drugs already approved by the FDA for this disease: donepezil and memantine.

Alzheimer's disease is a progressive brain disorder in which the brain cells degenerate and die, causing a steady decline in memory and mental function.  An estimated 5.1 million Americans suffered from Alzheimer's disease in 2015 and, by 2025, this number is estimated to exceed 7 million.  Alzheimer's disease is the most common cause of dementia among older adults.  Dementia ranges in severity from mild, when it is just beginning to affect a person's functioning, to moderate, and severe, when the person must depend on others for the basic activities of day-to-day life.

Donepezil (the active ingredient in Aricept®) is the most widely prescribed medication in a class of Alzheimer's drugs known as cholinesterase inhibitors, and is approved for the treatment of mild, moderate and severe disease.  It has been demonstrated that each month of therapy with cholinesterase inhibitors is associated with a one percent reduction in total healthcare costs in Alzheimer’s patients. Donepezil is currently only available in tablet or orally disintegrating tablet form, each administered once daily, presenting compliance challenges for family members and caregivers who cannot rely on patients to consistently take their daily tablets, and is known to cause gastrointestinal, or GI, side effects, including nausea, vomiting and loss of appetite.  According to QuintilesIMS NPA Extended Insights data extracted in December 2016, there were approximately 13.3 million total U.S. prescriptions for cholinesterase inhibitors in 2015.

Memantine (the active ingredient in Namenda®) is one of the most widely prescribed medications for the treatment of moderate to severe dementia of the Alzheimer’s type.  Memantine is the only FDA-approved N-methyl-D-aspartate-receptor antagonist for use in Alzheimer’s and works by regulating the activity of glutamate, a neurotransmitter in the brain involved in learning and memory.  Memantine is currently only available in once- and twice-daily oral dosage forms. As with donepezil, this presents compliance challenges for family members and caregivers who cannot rely on patients to consistently take their daily oral medications.

Our donepezil and memantine candidates first entered into Phase 1 clinical trials in the fourth fiscal quarter of 2015, and we announced positive results for several donepezil and memantine clinical trials throughout fiscal 2016. In April 2016, we received positive feedback from the FDA on our pre-Investigational New Drug, or pre-IND, submission that outlined our proposed 505(b)(2) regulatory pathway for Corplex Donepezil based on a demonstration of bioequivalence. Specifically, the FDA advised us that if we can adequately demonstrate bioequivalence between Corplex Donepezil and oral Aricept in our planned bioequivalence studies, additional clinical efficacy studies would not be required. Bioequivalence clinical studies are designed to assess the biological equivalence of pharmaceutical products based on their pharmacokinetic, or PK, profiles, and are generally performed in healthy subjects. These studies are relatively short in duration and provide a development path that is generally less costly and more streamlined than typical clinical development programs, which generally require studies demonstrating safety and efficacy.

Additionally, in August 2016, after review of our pre-IND submission of Corplex Memantine, the FDA concurred with our development plans for this product, including our proposal for a pivotal study based on the demonstration of bioequivalence between the Corplex Memantine and oral Namenda XR® extended release capsules.

In late fiscal year 2016, we initiated our pilot bioequivalence study for Corplex Donepezil, and we completed the study in April 2017. The pilot bioequivalence study was a six-month, three-period, randomized crossover study comparing the steady-state pharmacokinetic profiles of once-daily oral Aricept with two Corplex Donepezil transdermal patches that differed only in size. Based on the results of our earlier one-week Phase 1 PK study comparing Corplex Donepezil with oral Aricept, we projected that at steady state, the maximum plasma concentration and the area under the curve of plasma concentration of donepezil with the Corplex patch over the course of a week would be similar to the same measurements of oral Aricept. Preliminary data from the pilot study indicated that the smaller of the two Corplex Donepezil product candidates successfully met the statistical criteria for bioequivalence to oral Aricept using the primary PK parameters of maximum plasma concentration, or Cmax, and area under the curve, or AUC, previously established with the FDA. Both Corplex transdermal treatments were well tolerated, with favorable adhesion, skin safety and gastrointestinal side effect profiles after application of over 500 patches in the course of the study. For example, the incidence of nausea in subjects on the smaller patch was more than four-fold lower than the incidence of nausea with oral Aricept. Data from the pilot trial is being used to establish the final parameters of the pivotal study, including the number of subjects required and the final patch size.  The pivotal study is expected to start in the second half of calendar 2017. Results from this trial are expected in February 2018, which would enable us to file a Section 505(b)(2) NDA for this product candidate in 2018 and, if approved, to commercialize in the United States as early as the second half of 2019.

We anticipate following the same bioequivalence-based development pathway for Corplex Memantine that we are following for Corplex Donepezil. We are currently focusing our efforts on Corplex Donepezil, the highest priority of our proprietary programs, and plan to defer the next stage of clinical development for our other proprietary programs, including Corplex Memantine, pending further progress on our donepezil program.

Our proprietary pipeline also includes Corplex Ropinirole for the treatment of Parkinson’s disease. Parkinson’s disease is the second most common neurodegenerative disorder after Alzheimer’s disease and many Parkinson’s patients have trouble swallowing pills. We have performed the preclinical development work on a transdermal formulation of ropinirole, a proven and FDA-approved dopamine agonist for treating Parkinson’s disease. We anticipate developing this patch under a 505(b)(2) regulatory pathway, which we believe will allow for reduced nonclinical and clinical study cost and time.

MicroCor hPTH(1-34) is a clinical-stage product candidate utilizing our MicroCor technology.  In July 2015, we reported positive interim top-line results from a Phase 2a trial of this product candidate, which delivers parathyroid hormone, a peptide for treating osteoporosis that is currently available only in an injectable form that requires refrigeration. We have also conducted preclinical development on a MicroCor Zolmitriptan product candidate for the treatment of migraine headaches. Given the relatively larger size opportunities represented by our Alzheimer’s programs, we currently plan to pursue development of these MicroCor-based product candidates only if a partner-funded agreement is secured.

In April 2015, we entered into an agreement with Aequus to develop new transdermal products with an initial focus on neurological and psychiatric disorders. The first project under this collaboration is a multi-day transdermal formulation of aripiprazole, a drug already approved by the FDA for the treatment of a variety of psychiatric conditions. Aequus reported positive results from a single dose Phase 1 bioavailability clinical trial in the first calendar quarter of 2016 and in April 2017 announced positive results from a follow-up repeat dose 28-day study to evaluate the bioavailability and safety of this product candidate.

We also have ongoing feasibility agreements with several pharmaceutical and biotechnology companies involving our Corplex and MicroCor technologies, and are currently in active discussions with other parties for additional feasibility and partnering projects.

Alzheimer’s Products Market Research

In 2016, we commissioned primary market research studies with payers, physicians and caregivers, the results of which support the market potential for our Alzheimer’s product candidates. This research was conducted at our request and for customary fees.

Our payer research was conducted by Mary Bordeaux Consulting and included interviews with formulary decision makers at 12 U.S. payers, including a combination of national and regional plans collectively representing over 100 million covered lives.  The research was conducted in a double-blinded manner and participants were assured all findings would be aggregated with no responses attributed to them or to their organizations by name; the coverage and reimbursement decisions made by these plans for our Alzheimer’s product candidates, once approved, could differ from the results of the research.  This research revealed that at a Wholesale Acquisition Cost, or WAC, of $450 - $500 per month, formulary decision makers at 100% of the commercial plans and 80% of Medicare Part D Plans indicated that they would cover Corplex Donepezil as either a Preferred Brand (Tier 2) or a Non-Preferred Brand (Tier 3).  This level of coverage is approximately comparable to that seen with the Exelon® patch, which has a monthly WAC of approximately $544, and Namenda XR®.   The majority of the plans participating in the research would require minimal utilization management before covering Corplex Donepezil, which would typically involve a requirement for a single generic prescription in the preceding 180 days.  Medicaid plans evaluated in the research would have more limited coverage, with three of eight plans indicating they would cover Corplex Donepezil subject to utilization management requirements.  Coverage for Corplex Memantine at the same monthly WAC would be similar, with no plan objecting to covering both products.

In a survey conducted by AplusA Bell Falla LLC of 310 U.S. physicians, comprised of 75 neurologists and 235 primary care providers, or PCPs, approximately 72% of physicians indicated that they would definitely or probably prescribe Corplex Donepezil for their Alzheimer’s patients, under the assumption that Corplex Donepezil would provide no improvement in GI side effects and would have a monthly out of pocket, or OOP, cost to the patient of $40.  This research showed that the interest in prescribing Corplex Donepezil increased with the severity of disease across all physician types.  Physicians, particularly PCPs, also indicated that monthly OOP costs is an important factor in treatment decisions.  Interest in prescribing Corplex Memantine was similar, with approximately 62% of physicians indicating that they would definitely or probably prescribe this product for their Alzheimer’s patients.

We also commissioned a survey of 300 U.S. caregivers that was conducted on our behalf by an independent third party.  Overall, approximately 87% of the caregivers stated that if a physician prescribed Corplex Donepezil for the person they cared for, they would definitely or probably fill the prescription. Intent to fill the prescription was highest among current users of the rivastigmine patch (also marketed as the Exelon® patch).  As with the physician survey, respondents were told to assume no improvement in GI side effects compared to oral donepezil and a monthly OOP cost of $40. Interest in filling a prescription for Corplex Memantine was similar, with approximately 77% of caregivers indicating that they would definitely or probably fill a prescription for this product, again assuming a monthly OOP cost of $40.  The survey also explored the impact of higher OOP expense on intent to fill a prescription of Corplex Donepezil.  At a monthly OOP cost of $85, 56% of caregivers would definitely or probably fill the prescription, while 32% would do so at a monthly OOP cost of $160.

Corporate Information

We are incorporated in Delaware, our principal executive offices are located at 235 Constitution Drive, Menlo Park, CA 94025, and our telephone number is (650) 298-8255. We have research and development operations and corporate offices in Menlo Park, California and pilot-scale and commercial-scale manufacturing facilities in Grand Rapids, Michigan.

THE OFFERING

Common stock offered by us	5,600,000 shares
Common stock to be outstanding after this offering	34,832,292 shares
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase an additional 840,000 shares of common stock.
Use of proceeds

We intend to use the net proceeds from this offering for product development and general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. See “Use of Proceeds.”

Risk factors	See “Risk Factors” for a discussion of factors that you should read and consider before you invest in our securities.
NASDAQ Global Market symbol	CORI

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 29,232,292 shares of common stock outstanding as of March 31, 2017 and excludes:

■	4,055,292 shares of common stock issuable upon exercise of outstanding options as of March 31, 2017, with a weighted-average exercise price of $4.71 per share;
■	6,000 shares of common stock issuable upon exercise of outstanding options granted after March 31, 2017, with a weighted-average exercise price of $4.04 per share;
■	102,500 shares of common stock issuable upon settlement of outstanding restricted stock units as of March 31, 2017;
■	51,386 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2017, with a weighted-average exercise price of $9.26 per share;
■	1,170,378 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of March 31, 2017;
■	701,368 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan as of March 31, 2017; and
■	64,969 shares of common stock issued under our 2014 Employee Stock Purchase Plan after March 31, 2017.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or settlement of the outstanding options, restricted stock units and warrants or other equity awards described above and no exercise of the underwriters’ option to purchase additional shares of common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below together with all of the risks, uncertainties and assumptions discussed under Part I, Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended September 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, which is incorporated herein by reference except as updated below, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future. If any of the risks incorporated by reference or set forth below occurs, our business, operations and financial condition could suffer significantly. As a result, you could lose some or all of your investment in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our common stock to decline.

Risks Related to This Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.  See “Use of Proceeds.”

If you purchase shares of common stock sold in this offering you will experience immediate and substantial dilution in your investment. You also will experience further dilution if we issue additional equity securities in the future.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the shares of common stock you purchase in this offering. Based on the public offering price of $6.25 per share and our net tangible book value as of March 31, 2017, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.46 per share with respect to the net tangible book value of the common stock. See "Dilution" for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering.

In addition, we have a significant number of stock options, restricted stock units and warrants outstanding, and may also choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. In the event that the outstanding options, restricted stock units or warrants are exercised or settled, or that we make additional issuances of common stock or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

Future sales of our common stock could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, may reduce the prevailing market price of our common stock and make it more difficult for you to sell your common stock at a time and price that you deem appropriate. In addition, any sales of securities by us or existing stockholders could have a material adverse effect on the market price of our common stock.

For example, the registration statement of which this prospectus supplement is a part also registers for resale 9,353,304 shares of our common stock held by Essex Woodlands, or approximately 32% of our total outstanding shares of common stock as of March 31, 2017. As a result, such shares are freely tradable without restriction under the Securities Act and sales of these shares could have a material adverse effect on the market price of our common stock. In addition, we will need more money to commercialize any of our products that receive marketing approval. We may raise money through additional public or private offerings of our equity securities or equity-linked securities, through our sales agreement with Cantor Fitzgerald & Co. pursuant to which we may offer and sell, from time to time through Cantor Fitzgerald & Co., shares of our common stock with aggregate proceeds of up to $20.0 million, or through other means.  Any sales of our equity or equity-linked securities could have a material adverse effect on the market price of our common stock.

Further, we have a significant number of stock options, restricted stock units and warrants outstanding. If a substantial number of shares of common stock underlying these options, restricted stock units and warrants are sold, or if it is perceived that they will be sold, in the public market, it could have a material adverse effect on the market price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, potential growth and market opportunities, product commercialization plans, financing plans, cash and resource requirements, competitive position, industry environment, product pipeline, clinical trial timing and plans, clinical and regulatory pathways for our development programs, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary, co-developed and partnered products and product candidates, the expected use of proceeds from this offering and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

INDUSTRY DATA

This prospectus supplement also contains estimates and other information concerning our industry and the markets in which we participate that are based on industry publications, surveys and forecasts, including those generated by QuintilesIMS, Mary Bordeaux Consulting and AplusA Bell Falla LLC. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we believe the information in these industry publications, surveys and forecasts is reliable, we have not independently verified the accuracy or completeness of the information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $32.7 million, or $37.6 million if the underwriters’ option to purchase additional shares is exercised in full.

We intend to use the net proceeds from the sale of common stock in this offering for product development and general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. As of the date of this prospectus supplement, we cannot specify with certainty any or all of the particular uses for the net proceeds to us from this offering. We also cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds from this offering in a manner other than as described in this prospectus supplement. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Pending application of the proceeds of sale of the securities, we intend to invest the net proceeds of the sale in short-term, investment-grade, interest-bearing instruments.

PRICE RANGE OF COMMON STOCK

Our common stock has been quoted on The NASDAQ Global Market under the symbol "CORI" since our initial public offering in April 2014. The following table sets forth, for the periods indicated, the reported high and low sales prices per share of our common stock as reported by The NASDAQ Global Market:

	High	Low
Fiscal Year ended September 30, 2015
First Fiscal Quarter	$7.87	$4.30
Second Fiscal Quarter	$7.36	$5.62
Third Fiscal Quarter	$15.98	$6.27
Fourth Fiscal Quarter	$16.29	$7.84

Fiscal Year ended September 30, 2016
First Fiscal Quarter	$10.50	$6.31
Second Fiscal Quarter	$9.85	$3.53
Third Fiscal Quarter	$5.71	$3.14
Fourth Fiscal Quarter	$8.33	$3.42

Fiscal Year ending September 30, 2017
First Fiscal Quarter	$6.19	$3.98
Second Fiscal Quarter	$4.43	$2.67
Third Fiscal Quarter (through May 24, 2017)	$7.14	$4.04

The last reported sale price for our common stock on May 24, 2017 was $6.87 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant. In addition, our term loan agreement with CRG (formerly Capital Royalty) restricts our ability to pay dividends.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value (deficit) as of March 31, 2017 was approximately $(5.1) million, or $(0.17) per share. Net tangible book value (deficit) per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 5,600,000 shares of our common stock at the public offering price of $6.25 per share and after deducting underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $27.6 million, or $0.79 per share. This represents an immediate increase in net tangible book value of $0.96 per share to existing stockholders and immediate dilution of $5.46 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$6.25
Net tangible book value (deficit) per share of as March 31, 2017	$(0.17)
Increase in net tangible book value (deficit) per share attributable to investors purchasing our common stock in this offering	0.96
As adjusted net tangible book value (deficit) per share after this offering		0.79
Dilution per share to investors purchasing our common stock in this offering		$5.46

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $0.91 per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $5.34 per share.

The table and discussion above are based on 29,232,292 shares of common stock outstanding as of March 31, 2017 and exclude:

■	4,055,292 shares of common stock issuable upon exercise of outstanding options as of March 31, 2017, with a weighted-average exercise price of $4.71 per share;
■	6,000 shares of common stock issuable upon exercise of outstanding options granted after March 31, 2017, with a weighted-average exercise price of $4.04 per share;
■	102,500 shares of common stock issuable upon settlement of outstanding restricted stock units as of March 31, 2017;
■	51,386 shares of common stock issuable upon the exercise of outstanding warrants as of March 31, 2017, with a weighted-average exercise price of $9.26 per share;
■	1,170,378 shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of March 31, 2017;
■	701,368 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan as of March 31, 2017; and
■	64,969 shares of common stock issued under our 2014 Employee Stock Purchase Plan after March 31, 2017.

To the extent that outstanding options or warrants have been or may be exercised, restricted stock units are settled or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to issue additional common stock, or securities convertible into or exchangeable for common stock, in the future. The issuance of these securities could result in further dilution for investors purchasing our common stock in this offering.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the alternative minimum or Medicare Contribution tax and does not discuss state, local, U.S. federal gift and estate tax laws, except to the limited extent provided below, or non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income taxes.

Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or Code, such as:

■	insurance companies, banks and other financial institutions;
■	tax-exempt organizations (including private foundations) and tax-qualified retirement plans;
■	foreign governments and international organizations;
■	broker-dealers and traders in securities;
■	U.S. expatriates and certain former citizens or long-term residents of the United States;
■	persons who acquired our common stock as compensation for services;
■	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);
■	"controlled foreign corporations," "passive foreign investment companies" and corporations that accumulate earnings to avoid U.S. federal income tax;
■	persons that hold our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment or other risk reduction strategy;
■	persons who hold our common stock as "qualified small business stock" within the meaning of Section 1202 of the Code;
■	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);
■

partnerships and other pass-through entities, and investors in such pass-through entities or entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation); and

■	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly retroactively, and are subject to differing interpretations which could result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions or will not take a contrary position regarding the tax consequences of the acquisition, ownership, and disposition of our common stock, or that any such contrary position would not be sustained by a court.

The following discussion is for general information only and is not tax advice. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. tax consequences or any U.S. federal non-income tax consequences, and the possible application of tax treaties that might change the general provisions.

For the purposes of this discussion, a "Non-U.S. Holder" is, for U.S. federal income tax purposes, a beneficial owner of common stock that is not a U.S. Holder. A "U.S. Holder" means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States (as determined under U.S. federal income tax rules), (b) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are an individual non-U.S. citizen, you may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our common stock.

Distributions

We do not expect to declare or make any distributions on our common stock in the foreseeable future. If we do make distributions on our common stock, however, such distributions made to a Non-U.S. Holder of our common stock will constitute dividends for U.S. tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a Non-U.S. Holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled "— Gain on Disposition of our Common Stock." The amount of any distribution of property other than cash will be the fair market value of that property on the date of distribution.

Any distribution on our common stock that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder's conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder's country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder's entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically. In the case of a Non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to such agent. The holder's agent may then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional "branch profits tax," which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder's effectively connected earnings and profits, subject to certain adjustments.

See also the section below titled "— Foreign Accounts" for additional withholding rules that may apply to dividends paid to foreign financial institutions or non-financial foreign entities.

Gain on Disposition of Our Common Stock

Subject to the discussion below under the sections titled "— Backup Withholding and Information Reporting" and "— Foreign Accounts," a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of the holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a "United States real property holding corporation" within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or the holder's holding period in the common stock.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at the regular graduated U.S. federal income tax rates applicable to U.S. persons, unless a specific treaty exemption applies. Corporate Non-U.S. Holders described in (a) above may also be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the United States), provided you have timely filed U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a U.S. real property holding corporation if interests in U.S. real estate comprised (by fair market value) at least half of our assets. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation. However, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly or constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder's holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.

See the section titled "— Foreign Accounts" for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock paid to foreign financial institutions or non-financial foreign entities.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent's country of residence provides otherwise. The terms "resident" and "nonresident" are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our common stock.

Backup Withholding and Information Reporting

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Foreign Accounts

In addition to, and separately from, the withholding rules described above, U.S. federal withholding taxes at a rate of 30% may apply under the law commonly known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments, including dividends and the gross proceeds of a disposition of our common stock, made to (A) a “foreign financial institution” (as defined for this purpose) unless such institution (i) is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, (ii) enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information regarding U.S. account holders of such institution or (iii) meets other exemptions or (B) a “non-financial foreign entity” (as defined for this purpose), unless such entity (i) is exempt from FATCA withholding pursuant to an applicable intergovernmental agreement between the jurisdiction in which it is located and the United States, (ii) provides the withholding agent with a certification identifying any “substantial U.S. owners” of the entity (as defined for this purpose), (iii) certifies that it does not have any substantial U.S. owners or (iv) meets other exemptions.

Under applicable Treasury Regulations and IRS guidance, FATCA withholding as described above currently applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of our common stock made on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS SUCH AS ESTATE AND GIFT TAX.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May 25, 2017, among us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Jefferies LLC	3,640,000
Guggenheim Securities, LLC	840,000
Needham & Company, LLC	560,000
FBR Capital Markets & Co.	280,000
H.C. Wainwright & Co., LLC	168,000
WBB Securities, LLC	112,000
Total	5,600,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.225 per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $0.075 per share of common stock to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$6.250	$6.250	$35,000,000	$40,250,000
Underwriting discounts and commissions paid by us	$0.375	$0.375	$2,100,000	$2,415,000
Proceeds to us, before expenses	$5.875	$5.875	$32,900,000	$37,835,000

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $220,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000.

Listing

Our common stock is quoted on The NASDAQ Global Market under the trading symbol “CORI.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 840,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter's initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers, directors and certain of our stockholders have agreed, subject to specified exceptions, not to directly or indirectly, without the prior written consent of Jefferies LLC:

■

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

■

otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

■	publicly announce an intention to do any of the foregoing.

This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. Other than an agreement between Jefferies LLC and certain of our directors and officers to permit the sale by such directors and officers of up to an aggregate of approximately 115,000 shares of our common stock after July 31, 2017, there are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter's purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The NASDAQ Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of any securities which are the subject of the offering contemplated by this prospectus supplement has been or will be made to the public in that Relevant Member State other than any offer where a prospectus has been or will be published in relation to such securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the relevant competent authority in that Relevant Member State in accordance with the Prospectus Directive, except that with effect from and including the Relevant Implementation Date, an offer of such securities may be made to the public in that Relevant Member State:

■	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;
■

to fewer 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

■	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, the “2010 PD Amending Directive”), and includes any relevant implementing measure in the Relevant Member State.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement and the accompanying prospectus have not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

■

a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

■	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

■

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

■	where no consideration is given for the transfer; or
■	where the transfer is by operation of law.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Australia

This prospectus supplement and the accompanying prospectus are not disclosure documents for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, have not been lodged with the Australian Securities & Investments Commission and are only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either a:

■	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
■

“sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

■	“professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act, any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of our common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of our common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus supplement only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Latham & Watkins LLP, Costa Mesa, California is acting as counsel to the underwriters.

EXPERTS

The financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to substantial doubt about the ability to continue as a going concern), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 235 Constitution Avenue, Menlo Park, California 94025, during normal business hours.

Information about us is also available at our website at http://www.coriumgroup.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement:

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our Annual Report on Form 10-K for the year ended September 30, 2016 filed with the SEC on December 20, 2016, including certain information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2017 annual meeting of stockholders filed with the SEC on January 13, 2017;

■	our Current Reports on Form 8-K filed on January 20, 2017, February 2, 2017, March 9, 2017 and May 1, 2017;
■	our Quarterly Reports on Form 10-Q filed on February 14, 2017 and May 12, 2017; and
■

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 25, 2014 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or the accompanying prospectus incorporates). Written or oral requests for copies should be directed to Corium International, Inc., Attn: Investor Relations, 235 Constitution Avenue, Menlo Park, California, telephone number (650) 298-8255. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC's public offices.

PROSPECTUS

Corium International, Inc.

$52,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Subscription Rights and Units

9,353,304 Shares of Common Stock

Offered by the Selling Stockholder

From time to time, we may offer up to $52,000,000 aggregate dollar amount of shares of our common stock or preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, subscription rights to purchase our common stock, preferred stock or debt securities and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.  This prospectus describes the general manner in which those securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.  The total amount of these securities will have an initial aggregate offering price of up to $52,000,000.

In addition, this prospectus relates to the offer and sale from time to time of up to 9,353,304 shares of common stock under this prospectus by the selling stockholder identified in the “Selling Stockholder” section of this prospectus or its permitted transferees, pledgees, donees or other successors in interest. The selling stockholder or its permitted transferees, pledgees, donees or other successors in interest may sell the shares of common stock in a number of different ways and at varying prices.  We provide more information about how the selling stockholder may sell the shares of common stock in the section of this prospectus titled “Plan of Distribution for Shares Offered by the Selling Stockholder.”  We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. We have paid or will pay the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholder. The selling stockholder will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to its sales of shares.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on The Nasdaq Global Market under the symbol “CORI.” On December 29, 2015, the last reported sales price for our common stock was $8.17 per share. None of the other securities we may offer are currently traded on any securities exchange.  The applicable prospectus supplement and any related free writing prospectus will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or exchange of the securities covered by the prospectus supplement and any related free writing prospectus.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 6 of this prospectus before investing in our securities.

The securities described in this prospectus may be sold by us or the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the sections of this prospectus entitled “Plan of Distribution for Securities Offered by the Company” and “Plan of Distribution for Shares Offered by the Selling Stockholder.”  If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts, concessions or commissions, details regarding over-allotment options, if any, and the net proceeds to us will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2016

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $52,000,000 and the selling stockholder may sell, in one or more offerings, up to an aggregate of 9,353,304 shares of our common stock. We have provided to you in this prospectus a general description of the securities we or the selling stockholder may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement, if required, that will contain specific information about the terms of the offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in such prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus and any applicable prospectus supplement, nor from a sale made under this prospectus and any applicable prospectus supplement, that our affairs are unchanged since the date of this prospectus and any applicable prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any applicable prospectus supplement or any sale of a security. This prospectus and any applicable prospectus supplement may only be used where it is legal to sell the securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

In this prospectus, unless the context otherwise requires, the terms “Corium,” the “Company,” “we,” “us,” and “our” refer to Corium International, Inc., a Delaware corporation.

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PROSPECTUS SUMMARY

This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Company Overview

We are a commercial stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products that leverage our broad experience in transdermal and transmucosal delivery systems. Together with our partners, we have successfully developed seven marketed products in the prescription drug and consumer markets, and we are the sole commercial supplier of each of those products for our marketing partners. We use our novel transdermal and transmucosal approaches to bring new products to markets that present significant opportunities. Our development platforms enable transdermal delivery of large molecules, or biologics, including vaccines, peptides and proteins, as well as small molecules that are otherwise difficult to deliver in a transdermal dosage form. Our pipeline includes two partnered products that are the subject of applications for approval by the U.S. Food and Drug Administration (FDA). In addition, we have several partner- and self-funded programs at earlier stages.

Transdermal drug delivery is the transport of drugs through the skin for absorption into the body. We have developed two proprietary technology platforms, Corplex™ and MicroCor®, that we believe offer significant competitive advantages over existing transdermal approaches. Corplex and MicroCor are designed to be adapted broadly for use in multiple drug categories and indications. We use our Corplex technology to create advanced transdermal and transmucosal systems for small molecules that utilize less of the active ingredient while achieving the same or better therapeutic effect, that can deliver an active ingredient over a more prolonged period of time, resulting in less frequent dosing, that can adhere well to either wet or dry surfaces, and that can hold additional ingredients required to aid the diffusion of low-solubility molecules through the skin without losing adhesion. Our MicroCor technology is a biodegradable microstructure system currently in development that enables the painless and convenient delivery of biologics that otherwise must be delivered via injection. Our biodegradable microstructures integrate drug molecules and a biocompatible polymer. With slight external pressure, the microstructures penetrate the outer layers of the skin and dissolve to release the drug for local or systemic absorption. MicroCor is designed to expand the market for transdermal delivery of biologics, which cannot currently be delivered by other FDA-approved transdermal technologies.

We have built significant know-how and experience in the development, scale-up and manufacture of complex specialty products, and have formed relationships with our partners that include both the development of new product formulations and our manufacture of the resulting products. All of our current products are distributed, promoted and marketed by our partners. Our partners include The Procter & Gamble Company (P&G), Par Pharmaceutical, Inc. (Par), Teva Pharmaceuticals USA, Inc. (Teva), Agile Therapeutics, Inc. (Agile) and Aequus Pharmaceuticals, Inc. (Aequus) as well as several other multinational pharmaceutical companies. Most of these entities have substantially greater financial and operating resources than we do, including global operations. We have never had, nor do we currently have, our own sales force or marketing capabilities. We do not control the market prices that our marketing partners set for our products and, consequently, we do not control the market shares or rates of adoption for our current products.

The following table identifies: (1) products we have developed that are marketed by our partners, (2) products we have developed with our partners that are in clinical trials and that our partners have permitted us to disclose, (3) products in our proprietary pipeline, and (4) products currently awaiting FDA approval.

Partner	Product/Candidate	Application	Status
Teva	Clonidine TDS	Hypertension	Marketed
Par	Fentanyl TDS	Pain	Marketed
P&G	Crest Whitestrips (5 Products)	Teeth Whitening	Marketed
Agile	Twirla	Contraception	Phase 3
Self-funded	MicroCor hPTH(1-34)	Osteoporosis	Phase 2a Completed
Self-funded	Donepezil TDS	Alzheimer’s	Phase 1
Self-funded	Memantine TDS	Alzheimer’s	Phase 1
Aequus	Aripiprazole TDS	Neurological Disorders	Entering Phase 1
Self-funded	Ropinirole TDS	Parkinson’s	Preclinical
Self-funded	MicroCor Fentanyl	Breakthrough Pain	Feasibility
Self-funded	MicroCor Zolmitriptan	Migraine	Feasibility
Teva	ANDA	Motion Sickness	ANDA Filed

In addition to commercialized products, we have a number of products in late stages of development. The most advanced clinical stage product in our pipeline is Twirla®, also referred to as AG200-15, which is in Phase 3 development by our partner Agile. Twirla is a combination hormonal contraceptive patch designed to deliver two hormones, ethinyl estradiol and levonorgestrel, at levels comparable to low-dose oral contraceptives, through the skin in an easy-to-use format over seven days. Agile has filed a New Drug Application (NDA) for approval of this product by the FDA, which is required before marketing a new drug in the United States. The FDA has indicated that Agile’s NDA was not sufficient for approval as originally submitted. Agile is conducting a confirmatory Phase 3 clinical trial based on this guidance, and intends to submit the results of the additional Phase 3 clinical trial to the FDA.

We are developing several additional products utilizing our proprietary technologies that we advanced into human clinical trials during calendar 2015. In February 2015, we commenced Phase 2a trials for MicroCor hPTH(1-34), which utilizes our MicroCor technology to deliver parathyroid hormone, a peptide for treating osteoporosis that is currently available only in an injectable form that requires refrigeration. The interim, topline results of that successful study were reported in July 2015. Our programs in Alzheimer’s and Parkinson’s diseases have advanced into in vivo pharmacokinetic testing. We are actively pursuing two product candidates for the transdermal treatment of Alzheimer’s disease, incorporating donepezil and memantine, two of the drugs already approved by the FDA for the treatment of Alzheimer’s disease. The donepezil and memantine candidates entered into Phase 1 clinical trials in the fourth fiscal quarter of 2015. Additionally, we are pursuing a program for the transdermal treatment of Parkinson’s disease, also incorporating a drug already approved by the FDA, ropinirole, and this product candidate will be ready to advance into human clinical trials in the next calendar year. We have decided to reallocate capital from our Tamsulosin transdermal delivery systems (TDS) development program for benign prostatic hyperplasia to our Alzheimer’s and Parkinson’s disease programs, with any further investment in Tamsulosin TDS to be dependent on potential partnering activities.

In April 2015, we entered into an agreement with Aequus to develop new transdermal products with an initial focus on neurological disorders. The initial project under this collaboration is a multi-day transdermal formulation of aripiprazole, a drug already approved by the FDA for the treatment of a variety of conditions, including Schizophrenia, Major Depressive Disorder, Bipolar 1 Disorder and irritability associated with Autistic Disorder in pediatric patients. Aequus initiated a Phase 1 clinical trial for this product in the fourth calendar quarter of 2015. We also have ongoing feasibility agreements with several pharmaceutical and biotechnology companies involving our MicroCor technology, and are currently in active discussions with other parties for additional feasibility projects.

Corporate Information

We are incorporated in Delaware, our principal executive offices are located at 235 Constitution Drive, Menlo Park, CA 94025, and our telephone number is (650) 298-8255. We have research and development operations and corporate offices in Menlo Park, California and commercial manufacturing facilities in Grand Rapids, Michigan.

The Securities We May Offer

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, subscription rights to purchase our common stock, preferred stock or debt securities, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $52,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement, if required, that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered.  Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered, which may be subject to further approval under the terms of our term loan agreement with CRG, formerly Capital Royalty.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Subscription Rights

We may offer subscription rights to purchase of common stock, preferred stock or debt securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

The Securities the Selling Stockholder May Offer

With this prospectus, the selling stockholder may sell, in one or more offerings, up to an aggregate of 9,353,304 shares of our common stock at a par value of $0.001 per share. Each time the selling stockholder offers securities with this prospectus, it will provide offerees with a prospectus supplement, if required, that will contain the specific terms of the securities being offered.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Year Ended September 30,
	2012	2013	2014	2015
Ratio of earnings to fixed charges(1)	—	—	—	—
Deficiency of earnings to fixed charges	$(5,450)	$(13,876)	$(9,911)	$(28,447)

(1)

The ratio of earnings to fixed charges represents the number of times that fixed charges are covered by earnings. Earnings consist of income or loss from continuing operations before income taxes and fixed charges. We had losses before fixed charges in each year presented in the table above, so ratios are not meaningful. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of interest within rental expense.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of any of the events or developments described in the risk factors incorporated herein by reference could have a material adverse effect on our business, financial condition, results of operations and prospects. As a result, you could lose some or all of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, operations and financial condition, or cause the value of our securities to decline.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, financing, potential growth and market opportunities, product pipeline, clinical trial timing and plans, clinical and regulatory pathways for our development programs, the achievement of clinical and commercial milestones, the advancement of our technologies and our proprietary, co-developed and partnered products and product candidates, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act) and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein at our principal executive offices, 235 Constitution Avenue, Menlo Park, California 94025, during normal business hours.

Information about us is also available at our website at http://www.coriumgroup.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

■	our Annual Report on Form 10-K for the year ended September 30, 2015 filed with the SEC on December 16, 2015;
■	our Current Report on Form 8-K filed on December 30, 2015;
■

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 25, 2014 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

■

filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Corium International, Inc., Attn: Investor Relations, 235 Constitution Avenue, Menlo Park, California, telephone number (650) 298-8255. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

PLAN OF DISTRIBUTION FOR SECURITIES OFFERED BY THE COMPANY

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

■	at a fixed price or prices, which may be changed;
■	at market prices prevailing at the time of sale;
■	at prices related to such prevailing market prices; or
■	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed through The Nasdaq Global Market or any other securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

■	the terms of the offer;
■	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;
■	the amount of securities to be sold and any over-allotment option under which the underwriters, if any, may purchase additional securities from us;
■	the purchase price of the securities from us;
■	the net proceeds to us from the sale of the securities;
■	any delayed delivery arrangements;
■	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;
■	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;
■	any public offering price; and
■	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

SELLING STOCKHOLDER

We are registering for resale the 9,353,304 shares currently held by the selling stockholder identified below to permit the selling stockholder, or its permitted transferees, pledgees, donees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these shares in the manner contemplated under the section titled “Plan of Distribution for Shares Offered by the Selling Stockholder” in this prospectus, as may be supplemented and amended.  These shares were acquired by the selling stockholder as described in “—Relationship with the Selling Stockholder” below. Except as described in this prospectus or an applicable prospectus supplement, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares identified below.

The following table sets forth the name of the selling stockholder, the number of shares and percentage of our total outstanding common stock beneficially owned by the selling stockholder as of September 30, 2015, the number of shares that may be offered under this prospectus by the selling stockholder, and the number of shares and percentage of our total outstanding common stock beneficially owned by the selling stockholder, assuming all of the shares registered for resale by the selling stockholder hereby are sold.  Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act. The number of shares in the column “Number of Shares Offered” represents all of the shares that a selling stockholder may offer and sell from time to time under this prospectus. The percentage of shares owned prior to and after the offering is based on 22,160,991 shares of common stock outstanding as of September 30, 2015.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholder. Information about the selling stockholder may change over time. Any updated information will be set forth in supplements to this prospectus to the extent required.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Entities Affiliated with Essex Woodlands Health Ventures Fund VII, L.P.(1)	9,353,304	42.2%	9,353,304	0	0%

(1)

Ronald Eastman, a member of our board of directors, is a Managing Director of Essex Woodlands, which is the sole general partner of Essex Woodlands Ventures Fund VII, LP, and Mr. Eastman may be deemed to share voting and investment power over these shares. The address for Essex Woodlands is c/o Essex Woodlands, 335 Bryant Street, Third Floor, Palo Alto, California 94301.

Relationship with the Selling Stockholder

Director Affiliation.

Mr. Eastman, a member of our board of directors, is a Managing Director of Essex Woodlands as described further in Footnote (1) to the table above.  Mr. Eastman also is entitled to certain cash and equity compensation pursuant to our non-employee director compensation arrangements as disclosed in our filings with the SEC.

Convertible Notes and Warrants.

In June and November 2008, we entered into certain note and warrant purchase agreements pursuant to which we issued secured convertible notes with an aggregate principal amount of $20.0 million as well as warrants to purchase shares of our common stock to the selling stockholder.  In August 2012, we repaid $10.0 million of the balance under the convertible notes and, in September 2012, we amended and restated the convertible notes and delivered a new amended and restated convertible note to the selling stockholder with a remaining principal amount of $10.0 million.

In May 2009, we entered into a note purchase agreement pursuant to which we issued a subordinated secured promissory note to the selling stockholder with an aggregate principal amount of $13.0 million. In September 2012, we amended and restated this note and delivered a new amended and restated subordinated note to the selling stockholder with the same aggregate principal amount.

In addition, in July and December 2010, we issued two warrants to purchase our Series C Preferred Stock to the selling stockholder in connection with the selling stockholder’s agreement to act in a guarantor capacity for a loan facility.

In December 2013, we entered into an amendment and conversion agreement with the selling stockholder pursuant to which, among other things, we amended the conversion terms of each of its notes and required the selling stockholder to effect the automatic conversion of all outstanding shares of our preferred stock in connection with the completion of our initial public offering (IPO).

Immediately prior to our IPO, the aggregate principal amounts and accrued interest of $18.9 million and $15.7 million held by the selling stockholder under the amended and restated convertible note and the amended and restated subordinated note, respectively, were converted into an aggregate of 5,387,044 shares of our common stock and all of the warrants held by the selling stockholder were automatically net-exercised and converted into 858,836 shares of our common stock.

Common Stock Purchase.

The selling stockholder purchased 400,000 shares of our common stock in our IPO on April 8, 2014 at the IPO price of $8.00 per share.

Preferred Stock Purchase.

The remaining shares to be offered by the selling stockholder were acquired in private placement transactions in 2007 and all such shares were converted into 2,707,424 shares of our common stock in connection with our IPO.

Investors’ Rights Agreement.

The selling stockholder is a party to our Investors’ Rights Agreement. For more information, see description in section titled “Description of Capital Stock—Registration Rights” below.

Except with respect to the foregoing, the selling stockholder does not have, and within the past three years has not had, any position, office or other material relationship with us.

PLAN OF DISTRIBUTION FOR SHARES OFFERED BY THE SELLING STOCKHOLDER

We are registering the shares of common stock currently held by the selling stockholder to permit the resale of these shares by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder. We have paid or will pay the fees and expenses incident to the registration of the shares of common stock for sale by the selling stockholder. The selling stockholder will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to its sales of shares.

The selling stockholder may, from time to time, sell any or all of its shares of common stock covered hereby on The Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately-negotiated prices.

The selling stockholder may use any one or more of the following methods when selling shares:

■	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
■	an underwritten public offering in which one or more underwriters participate;
■	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
■	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
■	an exchange distribution in accordance with the rules of the applicable exchange;
■	privately-negotiated transactions;
■	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part, to the extent permitted by law;
■	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
■	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
■	a combination of any such methods of sale; or
■	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, which amended prospectus or prospectus supplement may include the following information to the extent required by law:

■	the terms of the offering;
■	the names of any underwriters or agents, including any managing underwriters, as well as any dealers or agents;
■	the amount of securities to be sold and any over-allotment option under which the underwriters, if any, may purchase additional securities from us;
■	the purchase price of the shares of common stock;
■	any delayed delivery arrangements;
■	any underwriting discounts, commission or other items constituting underwriters’ compensation, and any commissions paid to agents;
■	any public offering price;
■	any discounts or concessions allowed or reallowed or paid to dealers; and
■	any other facts material to the transaction.

The selling stockholder also may sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholder may transfer, devise, or gift such shares by other means not described in this prospectus supplement. Furthermore, the selling stockholder also may loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholder uses an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement and the accompanying prospectus, used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission and, in the case of a principal transaction, a markup or markdown, in each case in compliance with FINRA rules.

The selling stockholder and any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the selling stockholder, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder, unless an exemption therefrom is available. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%) of the gross proceeds from the sale of the related shares.

The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholder or any other person.

To the extent required, the shares of our common stock to be sold, the names of the transferees, pledgees, donees or other successors-in-interest to the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to indemnify the selling stockholder against certain expenses, claims, losses, damages and liabilities incurred in connection with the registration of the shares of common stock for sale by the selling stockholder, including liabilities under the Securities Act, and the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholder against certain claims, losses, damages and liabilities incurred in connection with the registration of the shares of common stock for sale by the selling stockholder, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholder pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue 155,000,000 shares of all classes of capital stock, of which 150,000,000 shares is common stock, $0.001 par value per share, and 5,000,000 shares are undesignated preferred stock, $0.001 par value per share. Our capital is stated in U.S. dollars. As of December 29, 2015, we had 22,219,413 outstanding shares of common stock and no outstanding shares of preferred stock.

Common Stock

The holders of our common stock are entitled to receive such dividends or distributions as are lawfully declared on our common stock, to have notice of any authorized meeting of stockholders, and to one vote for each share of our common stock on all matters which are properly submitted to a vote of stockholders. As a Delaware corporation, we are subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of our company, holders of our common stock have the right to a ratable portion of assets remaining after satisfaction in full of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock. The holders of our common stock have no conversion, redemption, preemptive or cumulative voting rights.

Registration Rights

According to the terms of our amended and restated investors’ rights agreement entered into in September 2007 (the Investors’ Rights Agreement), certain of our common stockholders are entitled to demand, piggyback and Form S-3 registration rights.

Demand Registration Rights.  The holders of at least 40% of the shares having demand registration rights have the right to make up to two demands that we file a registration statement to register all or a portion of their shares. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if our board of directors determines that the filing would be detrimental to us.

Piggyback Registration Rights.  If we register any securities for public sale, holders of registration rights are entitled to written notice of the registration and will have the right to include their shares in the registration statement. The underwriters of any offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 30% of the total number of shares included in the registration statement, unless such offering is our IPO, in which case any and all shares held by selling stockholders may be excluded from the offering.

Form S-3 Registration Rights.  If we are eligible to file a registration statement on Form S-3, the holders of the shares with registration rights have the right to make up to two demands that we file a registration statement on Form S-3 during a twelve month period, so long as the aggregate value of the securities to be sold under the registration statement on Form S-3 is at least $1,000,000. We may postpone the filing of a registration statement for up to 90 days once in a 12-month period if our board of directors determines that the filing would be detrimental to us.

Expenses of Registration.  Generally, we are required to bear all registration and selling expenses incurred in connection with the demand, piggyback and Form S-3 registrations described above, other than underwriting discounts and commissions, stock transfer taxes and fees of counsel for any holder other than the fees of a single special counsel for the holders of registration rights not to exceed $50,000 or $25,000 in the case of a registration on Form S-3.

Expiration of Registration Rights.  The demand, piggyback and Form S-3 registration rights discussed above will terminate April 8, 2019. In addition, the registration rights discussed above will terminate with respect to any stockholder entitled to these registration rights on the date when such stockholder is able to sell all of its registrable common stock in a single 90-day period under Rule 144 of the Securities Act.

Preferred Stock

As of December 29, 2015, no shares of our preferred stock are issued and outstanding and no such shares were subject to outstanding options or other rights to purchase or acquire. However, shares of preferred stock may be issued in one or more series from time to time by our board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of preferred stock. Subject to the determination of our board of directors, any shares of our preferred stock that may be issued in the future would generally have preferences over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

Anti-Takeover Effect of Unissued Shares of Capital Stock

Common Stock. Our shares of authorized and unissued common stock are available for future issuance without additional stockholder approval. While these additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock. Our certificate of incorporation grants our board of directors the authority, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of preferred stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents some Delaware corporations, including us, from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

■	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not and do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control, including the following:

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Board of Directors Vacancies.  Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors will be set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors, but promotes continuity of management.

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Classified Board.  Our restated certificate of incorporation and restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Stockholder Action; Special Meeting of Stockholders.  Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock is not able to amend our restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors, our lead independent director, our chief executive officer or our president, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations.  Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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No Cumulative Voting.  The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and restated bylaws do not provide for cumulative voting.

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Issuance of Undesignated Preferred Stock.  Our board of directors have the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
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Super Majority Vote to Amend Certificate of Incorporation and Bylaws.  Any amendment of the above provisions in our restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock. The approval of a majority of the shares entitled to vote shall be required to amend any other provisions of our restated certificate of incorporation or restated bylaws.

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Choice of Forum.  Our restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation or our restated bylaws; any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Although we have included a choice of forum clause in our restated certificate of incorporation, it is possible that a court could rule that such provision is inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is quoted on The Nasdaq Global Market under the trading symbol “CORI.”

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $52,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $52,000,000.  Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

■	the title of the series;
■	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;
■	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
■	any limit on the aggregate principal amount;
■	the date or dates on which principal is payable;
■	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
■	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
■	the place or places where principal and, if applicable, premium and interest, is payable;
■	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
■	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;
■	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);
■	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
■	the currency of denomination;
■	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

■	the provisions, if any, relating to any collateral provided for such debt securities;
■	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;
■	any events of default, if not otherwise described below under “Events of Default”;
■	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
■	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and
■	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, including our credit facilities.  In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our capital stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

■	the conversion or exchange price;
■	the conversion or exchange period;
■	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
■	events requiring adjustment to the conversion or exchange price;
■	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
■	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.  If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness.  We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

■	we fail to pay any principal or premium, if any, when it becomes due;
■	we fail to pay any interest within 30 days after it becomes due;
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we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

■	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

■	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
■	all lawful interest on overdue interest and overdue principal has been paid; and
■	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

■	the holder gives to the trustee written notice of a continuing event of default;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

■	the trustee fails to institute a proceeding within 60 days after such request; and
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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

■	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
■	to provide for certificated debt securities in addition to uncertificated debt securities;
■	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
■	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
■	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
■	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities.  We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

■	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
■	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
■	reduce the principal of or change the stated maturity of the debt securities;
■	make any debt security payable in money other than that stated in the debt security;
■	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
■	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
■	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
■	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture.  These procedures will allow us either:

■	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
1.	to register the transfer or exchange of such debt securities;
2.	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
3.	to compensate and indemnify the trustee; or

4.	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
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to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

■	money;
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U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

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a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

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in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

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in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

■	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration.  We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities.  You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise.  The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates.  If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.  If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs.  Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

■	the title of the debt warrants;
■	the offering price for the debt warrants, if any;
■	the aggregate number of the debt warrants;
■	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;
■	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;
■	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
■	the dates on which the right to exercise the debt warrants will commence and expire;
■	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;
■	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
■	information with respect to book-entry procedures, if any;
■	the currency or currency units in which the offering price, if any, and the exercise price are payable;
■	if applicable, a discussion of material U.S. federal income tax considerations;
■	the antidilution provisions of the debt warrants, if any;
■	the redemption or call provisions, if any, applicable to the debt warrants;
■	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and
■	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

■	the title of the warrants;
■	the offering price for the warrants, if any;
■	the aggregate number of warrants;
■	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;
■	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;
■	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;
■	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;
■	the dates on which the right to exercise the warrants shall commence and expire;
■	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
■	the currency or currency units in which the offering price, if any, and the exercise price are payable;
■	if applicable, a discussion of material U.S. federal income tax considerations;
■	the antidilution provisions of the warrants, if any;
■	the redemption or call provisions, if any, applicable to the warrants;
■	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and
■	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

■	to vote, consent, or receive dividends;
■	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
■	exercise any rights as stockholders.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

■	the price, if any, for the subscription rights;
■	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;
■	the number of subscription rights to be issued to each stockholder;
■	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;
■	the extent to which the subscription rights are transferable;
■	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
■	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

■	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by Corium in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not necessarily be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Fenwick & West LLP, Mountain View, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

5,600,000 shares

Corium International, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Jefferies

Lead Manager

Guggenheim Securities

Co-Managers

Needham & Company	FBR	H.C. Wainwright & Co.	WBB Securities

May 25, 2017